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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                               Amendment No. 1 to
                Current Report Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: March 4, 1992



                                    MEDITRUST
               (Exact name of registrant as specified in charter)



          Massachusetts           0-14022              04-6532031
          (State of             (Commission         (I.R.S. Employer
          Incorporation)        File Number)       Identification No.)



         197 First Avenue, Needham, MA                   02194
         (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code (617) 433-6000
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         Item 5.  Other Information


                        FEDERAL INCOME TAX CONSIDERATIONS

         Meditrust (the "Company") has elected to be and intends to remain qualified as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The following is a general summary of the federal income tax treatment of real estate investment trusts and their shareholders. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal circumstances, or to certain types of shareholders subject to special treatment under the federal income tax laws.

         Qualification of the Company as a real estate investment trust will depend upon its continued ability to meet, through actual annual operating results, the various qualification tests imposed under the Code and discussed below. No assurance can be given that the actual results of the Company's operations will satisfy such requirements. In particular, the various qualification tests imposed under the Code may not be met if the Company's leases for facilities (the "Leases") are not true leases for federal income tax purposes. See "Federal Income Tax Treatment of Leases."


Taxation of the Company


         General

         If the Company qualifies for taxation as a real estate investment trust and distributes to its shareholders at least 95% of its "real estate investment taxable income," it generally will not be subject to federal corporate income taxes on the amount distributed. However, a real estate investment trust is subject to special taxes on the net income derived from "prohibited transactions," on nonqualified income when it fails certain income tests, on the net income from foreclosure properties and on undistributed capital gains. In addition, under certain circumstances, the Company may be subject to a minimum tax on its items of tax preference and a 4% excise tax on certain amounts of undistributed income.


         Requirements for Qualification

         Section 856(a) of the Code defines a real estate investment trust as a corporation, trust or association (1) which is managed by one or more trustees;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable, but for

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Sections 856 through 860 of the Code, as a domestic corporation; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly (after the application of certain attribution rules) by five or fewer individuals at any time during the last half of the Company's taxable year; and (7) which meets certain other tests, described below. Section 856(b) of the Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

         It is the expectation of the Company that it will have at least 100 shareholders during the requisite period for each of its taxable years. Furthermore, the Board of Trustees of the Company have the power under the Company's Declaration of Trust to prohibit any transfer of the Company's Shares of Beneficial Interest (the "Shares") and to redeem Shares that have been transferred pursuant to any transfer that in the opinion of the Trustees would jeopardize the status of the Company as a real estate investment trust. Nevertheless, there can be no assurance that the Company will continue to meet this requirement, and, if the Company has fewer than 100 shareholders during the requisite period, condition (5) described above will not be satisfied, and the Company will not qualify as a real estate investment trust during such taxable year. See "Failure to Qualify."

         To qualify as a real estate investment trust for a taxable year under the Code, the Company must elect or previously have elected to be so treated and must meet other requirements, certain of which are summarized below, including percentage tests relating to the sources of its gross income, the nature of the Company's assets, and the distribution of its income to shareholders. The Company also must take certain actions specified in regulations under the Code to attempt to ascertain the true owners of its Shares and must maintain records of such ownership.


         Income Tests

         There are three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale to customers in the ordinary course of the Company's business ("dealer sales")) must be derived directly or indirectly from investments relating to real property (including "rents from real property") or mortgages on real property, or must be "qualified temporary investment income." Second, at least 95% of the Company's gross

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income (excluding gross income from dealer sales) must be derived from such real property investments, dividends, interest, certain payments under interest rate swap and cap agreements and gain from the sale or disposition of stock, securities or real property or from any combination of the foregoing. Third, gain from the sale or other disposition of stock or securities (including certain interest rate swap and cap agreements) held for less than one year, gain from dealer sales (other than foreclosure property) and gain on the sale or other disposition of real property interests held for less than four years
(apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income.

         The Company may temporarily invest a portion of the net proceeds from the sale of Shares in short-term investments. Although the Company will make every effort to ensure that its income generated by these investments will be of a type which satisfies the 75% and 95% gross income tests, there can be no assurance in this regard. Moreover, the Company may realize capital gain upon sale or exchange of such assets held for less than one year, and any such short-term capital gain will be subject to the limitations imposed by the 30% gross income test.

         In order to qualify as "rents from real property," the amount of rent received may be based on receipts or sales, but must not be determined from the income or profits of any person, unless such person is a tenant all of whose income would qualify as "rents from real property" if such amounts were received by the real estate investment trust. The Code provides also that rents will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an owner of 10% or more of the real estate investment trust, also owns 10% or more of the tenant. In addition, the Company must not manage the property or furnish or render services to the tenants of such property, except through an independent contractor from whom the Company derives no income. However, there is an exception to this rule which permits a real estate investment trust to perform certain customary tenant services of the sort which a tax-exempt organization could perform without being considered in receipt of "unrelated taxable business income." Finally, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." If any rent payments do not qualify as rents from real property for the purposes of Section 856 of the Code, it will be more difficult for the Company to meet the 95% or 75% gross income tests and qualify as a real estate investment trust.

         Interest income received by the Company with respect to its loans will be qualifying income for purposes of the 75% test only

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to the extent the interest is attributable to obligations secured by interests in real property. Interest is deemed attributable to obligations secured by real property only to the extent the value of the real property securing such loan equals or exceeds the amount of the loan. The Company believes that the value of the real property securing its loans is such that interest on such loans will not cause the Company to fail the 75% gross income test. However, there is no assurance that the IRS will not assert a contrary position respecting the value of the real property securing the Company's loans with the result that the Company may fail to meet the 75% gross income test in a taxable year. See "Failure to Qualify." Moreover, interest which is based on receipts or sales of the debtor may constitute qualifying income for purposes of the 75% test, but interest based on income or profits of the debtor will generally not constitute qualifying income.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a real estate investment trust for such year if its failure to meet such tests was due to reasonable cause and not due to willful neglect, it attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed upon the greater of the amount by which the Company failed the 75% gross income test or the 95% gross income test less an amount which generally reflects the expenses attributable to earning the non-qualified income.


         Asset Tests

         At the close of each quarter of the Company's taxable year, it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must consist of real estate assets (including real estate assets held by any "qualified REIT subsidiary" of the Company and its allocable share of real estate assets held by joint ventures or partnerships in which the Company participates), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those includible in the 75% asset class. Finally, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities. Shares in a "qualified REIT subsidiary" of the Company are excluded from the foregoing computation. A "qualified REIT subsidiary" of the Company is any corporation 100% of the stock

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of which is held by the Company at all times during the corporation's existence.
The Company's management believes that each of the Company's subsidiaries meets the requirements for classification as a "qualified REIT subsidiary."

         Where a failure to satisfy the 25% asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. The Company intends to maintain adequate records of the value of its assets to determine the compliance with the 25% asset test, and to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.


         Distribution Requirements

         The Company, in order to qualify as a real estate investment trust, is required to distribute to its shareholders an amount equal to or greater than the excess of (A) the sum of (i) 95% of the Company's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income, if any, (after tax) from foreclosure property, over (B) the Company's "excess noncash income," if any. "Excess noncash income" is the excess of the sum of (A) certain imputed rent receipts, income from like-kind exchanges intended in good faith to qualify but ultimately determined to be ineligible for nonrecognition under
Section 1031 of the Code and, in the case of a real estate investment trust on the cash method of accounting, the excess of imputed original issue discount income from certain debt instruments over amounts actually received under such instruments over (B) five percent of the real estate investment trust taxable income for the year determined without regard to the deduction for dividends paid or net capital gain. In addition, the Company must have qualified as a real estate investment trust for every taxable year beginning after February 28, 1986 or have no earnings and profits accumulated in any non-real estate investment trust year. To the extent that the Company does not distribute all of its net long-term capital gain or distributes at least 95%, but less than 100% of its "real estate investment trust taxable income," as adjusted, even if it is not subject to tax as a regular corporation it will be subject to regular federal income tax on such undistributed net long-term capital gain or such undistributed real estate investment trust taxable income. In addition, a nondeductible 4% excise tax is imposed on the excess of (i) 85% of the Company's ordinary income for the year plus 95% of capital gain net income for the year and any undistributed income from prior years over (ii) the actual distribution to the shareholders during the year. Dividends declared in October, November or December and paid during the

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following January will be treated as having been paid and received on December
3l.

         It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirements, due to timing differences between the actual receipt of income and actual payment of deductible expenses on the one hand and the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company on the other hand. In the event that timing differences were to occur, in order to meet the 95% requirement, the Company might find it necessary to arrange for short-term, or possibly long-term, borrowing.

         In particular, the Company has borrowed significant amounts to acquire certain of the facilities which it has leased. If and when the Company sells such a facility, it will be required to repay any outstanding loans securing such facility. If at the time of sale the debt required to be repaid exceeds the Company's basis in the facility, the Company will, because of the repayment of the loan, realize a greater amount of income than cash from the sale. As a consequence, the Company may be unable, without additional borrowings, to meet the 95% distribution requirement for such taxable year.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. The Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest and a penalty based upon the amount of any deduction for deficiency dividends.


Federal Income Tax Treatment of Leases

         The availability to the Company of, among other things, depreciation deductions with respect to the Company's facilities will depend upon the treatment of the Company (or its subsidiary or a partnership in which the Company or its subsidiary is a partner) as the owner of the facilities and the classification of the Leases as true leases, rather than as sales or financing arrangements, for federal income tax purposes. The questions whether the Company is the owner of the facilities and whether the Leases are true leases for federal income tax purposes are essentially factual matters. In a series of Revenue Procedures (Rev. Procs. 75-21, 75-28, 76-30, 79-48) the Internal Revenue Service (the "IRS") set forth guidelines (regarding such matters as the residual value of the property, the term of the lease, the lessor's investment in the property and the terms of purchase

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options, if any) for the issuance of rulings with respect to whether certain transactions purporting to be leases of property would be treated as such for federal income tax purposes. Although the transactions pursuant to which the Company leases the facilities do not fully satisfy the conditions enumerated in such Revenue Procedures, such conditions are applicable only to advance ruling requests and are not statements of substantive law.

         The Company believes that the Leases are true leases and it (or its subsidiary or the partnership in which the Company or a subsidiary is a partner) should be treated as the owner of the facilities so leased for federal income tax purposes. However, no assurance can be given that the IRS will not successfully challenge the status of the Company as the owner of the facilities and the status of the Leases as true leases. In such event the Company would not be entitled to claim depreciation deductions with respect to such facilities and, as a result, the Company might fail to meet the 95% dividend distribution requirement, or if such requirement is met, then a larger percentage of distributions from the Company may in some years constitute ordinary dividend income, instead of a partial return of capital to shareholders.

         The IRS could assert that the acquisition price of one or more of the facilities leased back to the seller was less than the fair market value of the facility, and that the Company therefore realized prepaid rent in the amount of the difference in the year of the purchase. Although the Company believes it has paid fair market value for each of the facilities, there can be no assurance that the IRS would not be successful in such a challenge. If the IRS were to prevail, the Company might fail to meet the requirement that it distribute annually at least 95% of its "real estate investment trust taxable income," in which event it could lose its qualification as a real estate investment trust. The Company should be able to rectify a failure to meet the 95% distribution requirement arising from a determination by a court or a so-called "closing agreement" with the IRS that the Company has prepaid rental income by paying a "deficiency dividend" to its shareholders in a later year, which would be included in the Company's deduction for dividends paid for the year challenged. The Company might thus be able to avoid disqualification of real estate investment trust status and being subject to the regular corporate income tax on amounts ultimately distributed as deficiency dividends; however, it would in such case remain liable for interest and penalties with respect to any failure to meet the 95% distribution requirement until the deficiency dividend was paid. Furthermore, the Company might have to borrow funds to pay any deficiency dividend and such interest, penalties and excise tax, since it will not actually have received cash equal to any deemed prepaid rental income, and

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as a result the Company's ability to pay future dividends might be impaired.

         Additionally, it should be noted that Code Section 467 (concerning leases with increasing rents) could apply to the Leases because each Lease provides for percentage or additional rents which may increase from one period to the next. Section 467 provides that in the case of a so-called "disqualified leaseback agreement" rental income must be accrued at a constant rate. If such constant rent accrual is required, the Company would recognize rental income in excess of cash rents and as a result may fail to meet the 95% dividend distribution requirement. See "Failure to Qualify." Because Section 467 directs the Department of the Treasury to issue regulations providing that rents will not be treated as increasing for tax avoidance purposes where the increases are based upon a fixed percentage of lessee receipts, the additional rent provisions of the leases should not cause the leases to be "disqualified leaseback agreements." However, the absence of Treasury Regulations to date means that there can be no assurance that none of the leases will be treated as "disqualified leaseback agreements" resulting in constant rent accrual. Section 467 also requires that if the leased properties are disposed of during the lease term (without taking into account renewal options), the Company must recapture as ordinary income the portion of its realized gain that is equal to the excess amounts of income that would have been accrued in prior years had constant accrual been required.


Prohibited Transactions

         Most of the Leases grant the lessee the option to purchase the leased property. It is possible that the IRS, upon the sale of a facility either to the lessee pursuant to such a purchase option or to another party, or upon the sale of part or all of a loan made by the Company, will take the position that the gain from such sale is income from a "prohibited transaction." A prohibited transaction occurs when a real estate investment trust sells property to customers in the ordinary course of its business. The determination whether a sale by the Company of any of its real estate assets will occur in the ordinary course of its business will be based upon the facts and circumstances of the transaction, including the frequency of the Company's sales of property and the length of time the Company held the property. The consequences to the Company of realizing gain from a prohibited transaction are that the Company will be subject to a l00% penalty tax upon the gain realized from such transaction and such gain will be treated as non-qualifying income for purposes of the 30% test, which could adversely affect the Company's status as a real estate investment trust. See "Failure to Qualify". The Company believes that it does not hold any of its

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real estate assets for sale to customers in the ordinary course of its business.
However, no assurance can be given that the IRS will not successfully assert a contrary position with respect to a sale of any of the Company's assets with the consequences described above.


Failure to Qualify

         If the Company fails to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income. Subject to certain limitations provided in the Code, corporations will be eligible for the dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a real estate investment trust for the next four taxable years. It is not possible to state whether in all circumstances the Company would be entitled to statutory relief. Failure to qualify for even one year could result in the Company's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.


Taxation of Shareholders-Generally

         As long as the Company qualifies as a real estate investment trust, distributions made to the Company's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed the Company's actual net capital gain for the taxable year. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares, but will reduce the basis of the shareholder's Shares. To the extent that such distributions exceed the adjusted basis of a shareholder's Shares, they will be included in income as capital gain (long-term or short-term depending upon the holding period for the Shares) assuming the Shares are a capital asset in the hands of the shareholder. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

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         In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain.

         Distributions by the Company will constitute "portfolio income" to the shareholders, and not "passive income," for purposes of applying the provisions of Code Section 469. Accordingly, shareholders will not be able to net any "passive losses" against such distributions.


         Tax-Exempt Shareholders

         In Revenue Ruling 66-106, the IRS ruled that amounts distributed by a real estate investment trust to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income". Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS. However, based upon Revenue Ruling 66-106 and the analysis therein, dividend distributions by the Company to qualified pension plans (including individual retirement accounts) and other tax-exempt entities should not constitute "unrelated business taxable income." This Ruling may not apply if a shareholder has borrowed money to acquire Shares or if the Company makes a distribution of long term capital gain.

         Tax-exempt shareholders are urged to consult their tax advisers respecting the tax consequences to them from their investment in the Company.


         Withholding on Dividends

         Shareholders may be subject to "back-up withholding" from a reportable payment at a rate of 31 percent if, among other things, (i) the shareholder fails to furnish a social security number or other taxpayer identification number ("TIN") to the Company certified under penalties of perjury within a reasonable time after the request therefor; (ii) the IRS notifies the Company that the TIN furnished by the shareholder is incorrect; (iii) the IRS notifies the Company that backup withholding should be commenced because the shareholder has failed to properly report interest or dividends; or (v) when required to do so, the shareholder fails to certify under penalties of perjury that such shareholder is not subject to backup withholding or that the TIN provided to the Company is correct.

         Any amount withheld is creditable against a shareholder's federal income tax liability for such year. Shareholders should

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consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such an exemption.

         The Company will report to its shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any.


         Alternative Minimum Tax

         The Company will be subject to the alternative minimum tax on its undistributed real estate investment trust taxable income to the extent such tax exceeds its regular tax liability. Tax preference items of a real estate investment trust must be apportioned between the trust and its shareholders in accordance with regulations. No such regulations have yet been issued and, accordingly, the proper method of apportionment of preference items of the Company is unclear.

         Prospective investors should consult their tax advisors to determine whether and to what extent an investment in the Company would have an adverse effect on their alternative minimum tax position.


         Foreign Shareholders

         The following is a general discussion of certain United States federal income tax consequences to individual shareholders who are not residents of the United States and corporate shareholders not organized under the laws of the United States or any State ("foreign shareholders"). Under the Code, an individual may be treated as a resident of the United States if the individual has been granted the privilege of residing permanently in the U.S. or if the individual in fact spends a certain amount of time in the U.S. Individuals who are uncertain whether they are U.S. residents for U.S. tax purposes should consult their tax advisors.

(a) Distributions of cash made by the Company to a foreign shareholder are generally subject to United States withholding tax at a 30 percent rate unless a lower rate or exemption is provided by an applicable tax treaty. A foreign shareholder receiving a distribution subject to such withholding tax will be able to claim a refund to the extent the withholding has been imposed on a portion of such distribution which does not constitute a "dividend" (i.e., a distribution out of the Company's current or accumulated earnings and profits). The basis which a foreign shareholder has in his shares is reduced by the portion of the distribution that does not constitute a dividend, and after basis has been reduced to zero, such non- dividend distributions generally represent capital gain from the sale or exchange of the shares. The United States tax treatment of such gain is described in section (c) below. If a distribution is effectively connected with a United States trade

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or business conducted by the foreign shareholder, the portion of such distribution constituting a dividend is generally subject to graduated United States federal income tax.

(b) Distributions attributable to gain from the Company's sale or exchange of United States real property interests are subject to the same United States graduated federal income tax which applies to U.S. persons unless a lower rate or exemption is provided under an applicable tax treaty. Such distributions to a foreign holder are also subject to withholding at a 35 percent rate to the extent the distributions are designated as capital gains dividends by the Company. If a distribution is designated as a capital gain dividend after the time that the distribution has been made, the 35 percent withholding rate will generally apply to subsequent distributions in an amount equal to the previous distribution designated as capital gain.

(c) The Company believes that it is currently a domestically- controlled Real Estate Investment Trust (i.e., a real estate investment trust where less than 50% in value of its shares is held directly or indirectly by foreign persons at all times during the period in question). As such, gain realized by a foreign holder on the sale, exchange, redemption or other disposition of Shares is not subject to United States federal income tax unless (1) the gain is effectively connected with a United States trade or business of the foreign holder, in which case the gain is generally subject to graduated United States federal income tax; or (2) in the case of a nonresident alien, the individual is present in the United States for 183 days or more during the year of disposition, and either has a tax home in the United States or maintains an office or other fixed place of business in the United States and the income is attributable to such office, in which case the gain is subject to 30 percent federal income tax.

         If the Company is not a domestically-controlled Real Estate Investment Trust, the sale of Shares will be treated as a disposition of United States real property interest, and consequently the gain will be subject to graduated United States income tax rates and withholding as described in section (b).

(d) Shares held by an individual at the time of his death (or previously transferred subject to certain rights or powers or certain transfers by gift within three years of death) are subject to United States federal estate tax unless otherwise provided by an applicable treaty.

(e) Dividend distributions are not subject to information reporting or backup withholding. Under current law, payments of proceeds from the sale of Shares to or through a broker are generally subject to information reporting and backup withholding

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unless the shareholder certifies as to his non-United States status or otherwise establishes an exemption.

Future Tax Laws

         The foregoing discussion is based on provisions of the Code, Treasury Regulations, administrative interpretations and court decisions. No assurance can be given that subsequent legislation, Treasury Regulations, administrative interpretations or court decisions will not change the tax laws so that the treatment of a real estate investment trust or the consequences of an investment in the Company would vary substantially from the treatment described above. Any such change might apply retroactively.

Other Tax Consequences

         Certain of the Company's investments are through partnerships (the "Partnerships"), which may involve certain tax risks. Such risks include possible challenge by the IRS of (a) allocations of income and expense items which could affect the computation of taxable income of the Company and (b) the status of the Partnerships as partnerships (as opposed to associations taxable as corporations) for income tax purposes. If any of the Partnerships in which the Company is a partner is treated as an association, it would be treated as a taxable entity. In such a situation, if the Company's ownership interest in any of the Partnerships exceeded 10% of the Partnership's voting interests or the value of such interest exceeded 5% of the value of the Company's assets, the Company would cease to qualify as a real estate investment trust. Furthermore, in such a situation distributions from any of the Partnerships to the Company would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Company to qualify as a real estate investment trust for the taxable year in which such distribution was received. In addition, in such a situation the interest in any of the Partnerships held by the Company would not qualify as a "real estate asset," which could make it more difficult for the Company to meet the 75% asset test described above. Finally, in such a situation the Company would not be able to deduct its share of losses generated by any of the Partnerships in computing its taxable income. See "Failure to Qualify". The Company believes that each of the Partnerships will be treated for tax purposes as a partnership. However, no assurance can be given that the IRS may not successfully challenge the tax status of any of the Partnerships.

         The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside.

         There may be other federal, state, local or foreign tax considerations applicable to the circumstances of a particular shareholder.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MEDITRUST
                                           -----------------------------
                                                    (Registrant)


   March 20, 1996                           /s/ Lisa P. McAlister
--------------------                        -----------------------------------
      (Date)                                Lisa P. McAlister
                                            Treasurer

                                      -15-